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                                                                    EXHIBIT 22.1

                              PRESENT SUBSIDIARIES

                                                                               PERCENTAGE
                                                                STATE OR       OF VOTING
                                                              JURISDICTION     SECURITIES
                                                              INCORPORATION      OWNED
                                                              -------------    ----------
Teradyne Assembly GmbH Ltd. ...............................   Germany              100%
Teradyne Benelux, Inc. (Ltd.) .............................   Delaware             100%
Teradyne Canada Limited....................................   Canada               100%
Teradyne Control Automation, Inc. .........................   Delaware             100%
Teradyne GmbH..............................................   Germany              100%
Teradyne Holdings, Inc. ...................................   New Hampshire        100%
Teradyne Holdings Limited..................................   United Kingdom       100%
       Teradyne Limited....................................   United Kingdom       100%
Teradyne Hong Kong, Ltd. ..................................   Delaware             100%
Teradyne International, Ltd. ..............................   Barbados             100%
Teradyne Ireland Limited...................................   Ireland              100%
Teradyne Italia S.r.L. ....................................   Italy                100%
Teradyne Japan, Ltd. ......................................   Delaware             100%
       Teradyne K.K. ......................................   Japan                100%
Teradyne Korea, Ltd. ......................................   Delaware             100%
Teradyne Leasing, Inc. ....................................   Massachusetts        100%
Teradyne Malaysia, Ltd. ...................................   Delaware             100%
Teradyne de Mexico, S.A. de C.V............................   Mexico               100%
Teradyne Midnight Networks Inc. ...........................   Delaware             100%
Teradyne Netherlands B.V. .................................   Netherlands          100%
Teradyne Netherlands, Ltd. ................................   Delaware             100%
Teradyne Realty, Inc. .....................................   Massachusetts        100%
Teradyne RSW Software, Inc.................................   Delaware             100%
     RSW Software, Inc.....................................   Massachusetts        100%
Teradyne S.A. .............................................   France               100%
Teradyne Scandinavia, Inc. ................................   Delaware             100%
Teradyne Singapore, Ltd. ..................................   Delaware             100%
Teradyne Software and Systems Test, Inc. ..................   Delaware             100%
Teradyne Taiwan, Ltd. .....................................   Delaware             100%
Kinetrix, Inc. ............................................   Delaware              83%
Hammer Technologies, Inc. .................................   Massachusetts        100%
Megatest Corporation.......................................   Delaware             100%
       Megatest Limited....................................   United Kingdom       100%
       Megatest SARL.......................................   France               100%
       Megatest GmbH.......................................   Germany              100%
       Megatest H.K. Ltd. .................................   Hong Kong            100%
       Teradyne Philippines Ltd. ..........................   California           100%
       Megatest International Sales Corporation............   Barbados             100%
       Megatest Asia Pte. Ltd. ............................   Singapore            100%
Softbridge, Inc............................................   Delaware             100%
Zehntel Holdings, Inc. ....................................   California           100%
1000 Washington, Inc. .....................................   Massachusetts        100%